UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 2 to the Form 8-A filed on November 18, 2009)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BARNES & NOBLE, INC.

(Exact name of registrant as specified in its charter)

Delaware	06-1196501
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series I Preferred Stock Purchase Rights	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file number to which this form relates:                      (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

(Title of class)

(Title of class)

EXPLANATORY NOTE

Barnes & Noble, Inc. (the “Registrant”) hereby amends and supplements its registration statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on November 18, 2009 and previously amended on June 23, 2010 (the “Registration Statement”) as follows:

Item 1.	Description of Registrant’s Securities to be Registered.

Item 1 of the Registration Statement is hereby amended by incorporating by reference into this registration statement on Form 8-A/A the content of Item 1.01 of the Registrant’s Current Report on Form 8-K, filed with the SEC on October 29, 2010. The Current Report on Form 8-K describes an amendment to the Rights Agreement dated as of November 17, 2009 and previously amended on February 17, 2010 and June 23, 2010, between the Registrant and Mellon Investor Services LLC, as rights agent. A copy of such amendment is attached hereto as Exhibit 4.4 and is hereby incorporated by reference herein.

Item 2.	Exhibits.

Item 2 of the Registration Statement is hereby amended and supplemented by adding the following exhibit:

Exhibit No.	Description

4.4	Third Amendment dated as of October 29, 2010, to the Rights Agreement dated as of November 17, 2009, between Barnes & Noble, Inc. and Mellon Investor Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2010)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BARNES & NOBLE, INC.,

Date: October 29, 2010	By:	/s/ Eugene V. DeFelice
	Name:	Eugene V. DeFelice
	Title:	Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Form of Certificate of Designation dated as of November 17, 2009 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2009)*

4.1	Rights Agreement dated as of November 17, 2009, between Barnes & Noble, Inc. and Mellon Investor Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 18, 2009)*

4.2	First Amendment dated as of February 17, 2010, to the Rights Agreement dated as of November 17, 2009, between Barnes & Noble, Inc. and Mellon Investor Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 of the Registrant’s second Current Report on Form 8-K filed with the Securities and Exchange Commission on February 17, 2010)**

4.3	Second Amendment dated as of June 23, 2010, to the Rights Agreement dated as of November 17, 2009, between Barnes & Noble, Inc. and Mellon Investor Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 23, 2010)**

4.4	Third Amendment dated as of October 29, 2010, to the Rights Agreement dated as of November 17, 2009, between Barnes & Noble, Inc. and Mellon Investor Services LLC, as rights agent (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2010)

*	Previously filed as an exhibit to the Form 8-A filed by Barnes & Noble, Inc. with the Securities and Exchange Commission on November 18, 2009.
**	Previously filed as an exhibit to Amendment No. 1 to the Form 8-A filed by Barnes & Noble, Inc. with the Securities and Exchange Commission on June 23, 2010.